UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2009

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street, Suite 1201
New York, New York 10017
(Address of Principal
Executive Offices)

(646) 401-0084
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2009, EDCI Holdings, Inc. (the "Company") and Mathew K. Behrent, the Company's Executive Vice President, Corporate Development and Legal Counsel, mutually agreed to an amended and restated employment agreement (the "Behrent Employment Agreement").  The amended agreement provides for a reduction in Mr. Behrent's base salary from $260,000 to $175,000 and eliminates certain severance payments payable upon a termination of Mr. Behrent's employment without cause or with good reason following a change of control of the Company.  The amendment did not alter any other terms of Mr. Behrent's prior employment agreement.

A copy of the Behrent Employment Agreement is filed with this report as Exhibit 99.1 and is hereby incorporated by reference.  The foregoing description of the Behrent Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Matthew Behrent Employment Agreement dated 07/01/09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: July 7, 2009	By:	/s/ Clarke H. Bailey
Clarke H. Bailey
CEO